SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 27, 2004

Commission File Number 333-74817

MAIN PLACE FUNDING, LLC

(Exact name of registrant as specified in its charter)

Delaware	57-0236115
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

9 W 57th Street New York, NY 10019

(Address of principal executive offices) (Zip Code)

(212) 583-8078

(Registrant’s telephone number, including area code)

Item 5.	Other Events

On October 31, 2003, Main Place Funding, LLC entered into a financial warranty agreement with OppenheimerFunds, Inc. and Oppenheimer Principal Protected Trust II on behalf of its series, Oppenheimer Principal Protected Main Street Fund II. Under the terms of the agreement, Main Place Funding, LLC had committed to provide, upon satisfaction of certain conditions, a financial warranty in an amount of up to $500 million in order to ensure that the fund is able to redeem all of its outstanding shares on the fund’s maturity date for an amount equal to the aggregate protected amount, as defined in the financial warranty agreement.

On January 20, 2004, a termination agreement was entered into among Main Place Funding LLC, Bank of America, N.A., a national banking association, OppenheimerFunds, Inc and Oppenheimer Principal Protected Trust II on behalf of its series, Oppenheimer Principal Protected Main Street Fund II. Under the terms of the termination agreement, Main Place Funding, LLC is no longer committed to provide the financial warranty discussed above.

On October 31, 2003, Main Place entered into a financial warranty agreement with Bank of America, N.A. that provided a financial warranty in favor of Main Place in the amount of up to $500 million, corresponding to Main Place’s obligations under the financial warranty in favor of the Oppenheimer Principal Protected Main Street Fund II.

On January 20, 2004, a termination agreement was entered into among Main Place Funding LLC and Bank of America, N.A. Under the terms of this termination agreement, Bank of America, N.A. is no longer committed to provide the financial warranty discussed above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Main Place Funding, LLC

Date: January 27, 2004	/s/ Michael Coppins

Michael Coppins
Principal Financial and Accounting Officer